Exhibit 23.1

CONSENT OF STONEFIELD JOSEPHSON, INC., INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
PAULA Financial
Pasadena, California

We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-42627, No. 333-45517 and No. 333-65620) pertaining to the PAULA Financial and Subsidiaries 401(k) Retirement Savings Plan of our report dated February 17, 2006, with respect to the consolidated financial statements of PAULA Financial and subsidiaries included in the Annual Report (Form 10-KSB) for the year ended December 31, 2005.

/s/ Stonefield Josephson, Inc.

Los Angeles, California
March 24, 2006